UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 8, 2025
BKV CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-42282	85-0886382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 17th Street, Suite 2100 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 375-9680
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BKV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into A Material Definitive Agreement

On May 8, 2025 (the “Execution Date”), BKV dCarbon Ventures, LLC (“dCarbon Ventures”), a wholly owned subsidiary of BKV Corporation (“BKV” or the “Company”), together with C Squared Solutions, Inc., a Delaware corporation (“Investor” and, together with dCarbon Ventures, the “JV Members”) and, for the limited purposes specified therein, BKV, entered into the Limited Liability Company Agreement of BKV dCarbon Project, LLC (the “BKV-CIP JV Agreement”) forming BKV dCarbon Project, LLC (the “BKV-CIP JV” or “JV”) for the purpose of developing carbon capture, utilization and sequestration (“CCUS”) projects. On the Execution Date and contemporaneously with their entry into the BKV-CIP JV Agreement, the JV Members entered into ancillary agreements including, but not limited to, a master services agreement between BKV and the JV (the “Master Services Agreement”), each of which are further described below.

Joint Venture Agreement

Capital Contributions and Capital Commitment. Pursuant to the BKV-CIP JV Agreement, (i) dCarbon Ventures will contribute certain CCUS projects, related assets and/or cash, in exchange for Class A Units (the “Class A Units”) representing no less than a 51% interest in the BKV-CIP JV and (ii) subject to the Condition Precedent to Funding (as described below), Investor will contribute up to $500 million in cash to the BKV-CIP JV over the course of five years (the “Investor Commitment”) as and when capital is called pursuant to the terms of the BKV-CIP JV Agreement in exchange for Class B Units (the “Class B Units”) representing no more than a 49% interest in the JV. The Investor Commitment may be increased to $1 billion upon the mutual written agreement of the JV Members. As of the Execution Date, dCarbon Ventures has contributed to the BKV-CIP JV its ownership of its Barnett Zero and Eagle Ford CCUS projects. Subject to the limitations contained in the BKV-CIP JV Agreement, the JV will be funded in cash (i) initially by Investor until Investor has contributed cash equal to 49% of the total value contributed by the JV Members to the JV, (ii) next 50% by dCarbon Ventures and 50% by Investor until specified minimum return targets are achieved by Investor and (iii) thereafter, 51% by dCarbon Ventures and 49% by Investor. The Investor may from time to time present additional CCUS projects to the JV. If dCarbon Ventures and the Investor mutually agree such additional CCUS projects will be contributed to the JV.

Distributions. Other than quarterly tax distributions and distributions in respect of a deemed liquidation event (as defined in the BKV-CIP JV Agreement), distributions will be made in accordance with a waterfall until specified minimum return targets are achieved by Investor.

Exclusivity. BKV has agreed that it and its affiliates will develop CCUS projects exclusively through the BKV-CIP JV except that any CCUS projects that are rejected by Investor for development by the BKV-CIP JV may be developed solely through dCarbon Ventures outside of the JV. This exclusivity commitment will terminate if Investor rejects 40% or more of the qualified CCUS projects presented to the JV in any sequential 15-month period from the Execution Date.

Governance: The BKV-CIP JV is governed by a board of managers (the “BKV-CIP Board”) consisting of five members, three of whom are designated by dCarbon Ventures and two of whom are designated by Investor. Most operational decisions and activities of the BKV-CIP JV are reserved for approval by a majority of the members of the BKV-CIP Board, but Investor has customary minority investor rights, including veto rights with respect to, among other things, the amount and timing of distributions to the JV Members, the JV’s annual budget, any sale or IPO of the JV, any change in senior management of the JV, and other significant and related party transactions of the JV.

Environmental Attributes: The JV will monetize all environmental attributes, including pursuant to a first right of BKV or its affiliates to purchase such environmental attributes at fair market value.

Investor Equity Swap Option. Following the third anniversary of the Execution Date, Investor may elect to exchange its Class B Units for a 49% common equity interest in dCarbon Ventures, subject to adjustment to the extent that dCarbon Ventures owns assets in excess of its interests in the JV (the “Equity Swap Option”). In the event that Investor exercises the Equity Swap Option, BKV and the JV Members would enter into definitive agreements providing that (x) BKV would pursue its CCUS business exclusively through dCarbon Ventures, (y) dCarbon Ventures would be governed by board of managers comprised in the same manner as the BKV-CIP Board, and (z) Investor would be entitled to certain customary registration rights and minority investor rights, including preemptive rights and veto rights.

Transfer Restrictions; Right of First Offer; Co-Sale Right. Each JV Member is subject to restrictions on its ability to transfer its units in the BKV-CIP JV other than to affiliates. In addition, except with respect to specified exceptions, each JV Member has a right of first offer to purchase the other Member’s units in connection with any proposed transfer. Investor has a co-sale right in connection with a proposed transfer of Class A Units by dCarbon Ventures.

Investor Drag Right. Subject to the right of first offer, unless Investor receives cash distributions that meet its minimum return targets by the fifth anniversary of the Execution Date, Investor will have the right to initiate a sale of the BKV-CIP JV, which would be conducted in a manner that maximizes the value of the JV.

Investor Redemption Right. Upon delivery of written notice to BKV during the 30-day period immediately before the second anniversary of the Execution Date, Investor has a one-time right to sell its Class B Units to the Company for cash in an amount equal to 1.65x all capital contributed to the JV by Investor as of such date, less prior distributions made to Investor. BKV would own 100% of the JV equity interests and related cash flow if this right is exercised.

Minimum Asset Coverage Ratio. The BKV-CIP JV is required to maintain an asset coverage ratio of at least 2.0:1.0. If the JV falls below such threshold, Investor may require dCarbon Ventures to provide collateral sufficient to correct the deficiency, which obligation is guaranteed by the Company.

Additional Agreements

45Q Letter Agreement. On the Execution Date, BKV entered into the 45Q Letter Agreement with Investor, dCarbon Ventures and the JV, which prohibits dCarbon Ventures from requiring capital contributions from Investor until after June 1, 2025 (the “Condition Precedent to Funding”) and provides the Members with a right to terminate the BKV-CIP JV Agreement and all related agreements and unwind the JV and related contributions if, prior to June 1, 2025, there occurs (i) a material change in legislation that negatively and materially impacts the availability of Section 45Q tax credits, or (ii) a submission to the United States Committee on the Budget of the United States House or Representatives or the United States Senate by any other committee that would, if enacted or adopted, be reasonably likely to negatively and materially impact the availability of Section 45Q tax credits.

Master Services Agreement. On the Execution Date, BKV entered into the Master Services Agreement with the BKV-CIP JV pursuant to which BKV and dCarbon Ventures agreed to provide certain administrative, technical, operational and other services as required by the JV in consideration for an annual fee and the reimbursement of certain expenses.

Cautionary Note Regarding Forward-Looking Statements.

This Report contains “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the Company’s ability to successfully fund, pursue and develop its CCUS business. Forward-looking statements include all statements that are not solely historical facts and can be identified by terms such as “intend,” “believe,” “could,” “estimate,” “expect,” “may,” “should,” or similar expressions. Investors are cautioned not to place undue reliance on these forward-looking statements, which are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including the risks and uncertainties addressed under the heading “Risk Factors” in Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2025 and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or other filings Company makes with the SEC from time to time. These forward-looking statements speak only as of the date of this Report and Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BKV Corporation

May 8, 2025	By:	/s/ David R. Tameron
David R. Tameron
Chief Financial Officer